Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 15, 2022 relating to the consolidated financial statements which appeared in Kraig Biocraft Laboratories, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2021.

/s/ M&K CPAs, PLLC
www.mkacpas.com
Houston, Texas

May 25, 2022